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Exhibit 10.34

                     AMENDED AND RESTATED PROMISSORY NOTE

Effective Date:  January 1, 2001

Maker:  Third & Colorado, L.L.C., a Texas limited liability company

Maker's Mailing Address (including county): 203 Colorado Street, Austin, Travis County, Texas 78701

Payee:  Schlotzsky's Real Estate, Inc., a Texas corporation

Place for Payment (including county): 203 Colorado Street, Austin, Travis County, Texas 78701

Principal Amount: Five Hundred Twenty-Three Thousand Five Hundred Five and 00/100 Dollars ($523,505.00)

Annual Interest Rate on Unpaid Principal from Date:  Eight Percent (8.0%)

Annual Interest Rate on Matured, Unpaid Amounts: Maximum non-usurious rate allowed by applicable law.

Terms of Payment: Principal and Interest shall be due and payable in one hundred twenty (120) equal monthly installments, beginning on the first day of the second month following the full release of all personal guaranties made by John C. Wooley and/or Jeffrey J. Wooley ("Wooleys") for the benefit of Payee or its affiliates (as further described in the Amended and Restated Employment Agreements between Wooleys and Schlotzsky's, Inc. dated the Effective Date).

Security: This note is secured by a deed of trust dated March 1, 1998, from WTM Development, Inc. to the trustee named therein recorded in Volume 13309, Page 2247 of the Real Property records of Travis County, Texas (the "Lien") regarding the real property described on Exhibit A attached hereto (the "Property").
                               ---------

Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date. Maker may prepay all or any portion of the outstanding balance of this note at any time.

If Maker defaults in the payment of this note or in the performance of any obligation in any instrument securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest, and all other notices, to the extent permitted by law.

If this note or any instrument securing or collateral to it is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due.

Interest on the debt evidenced by this note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

This note is in renewal, extension and modification of that certain Modification and Renewal of Real Estate Lien Note dated March 1, 1998 from WTM Development, Inc. ("WTM") to Payee, which was assumed by Maker
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pursuant to that certain General Warranty Deed dated September 30, 1998 from WTM to Maker. The principal amount of this note includes all outstanding amounts, whether principal or interest, as of the Effective Date hereof.

Maker hereby ratifies and confirms the Lien on the Property until the note as amended has been fully paid and all obligations, covenants and other indebtedness secured by the Lien have been fully performed or paid, and agrees that such amendment shall in no manner affect or impair the note or the Lien and that the Lien shall not in any manner be waived, the purpose of this note being simply to amend the amount, interest rate, time, or manner of payment of the note and to carry forward all liens securing the same, which Maker hereby acknowledges to be valid and subsisting. It is the intention of the Maker that this note shall not constitute a novation and shall in no way adversely affect or impair the priority of the Lien.

By signing this note, Payee confirms its acceptance of the note and agrees to subordinate the Lien, upon the request of Maker, to any long-term or development financing of the Property obtained by Maker.

MAKER:

THIRD & COLORADO, L.L.C.


By:____________________________________

Name:__________________________________

Title:_________________________________


ACKNOWLEDGING THE FINAL SENTENCE ABOVE.

PAYEE:

SCHLOTZSKY'S REAL ESTATE, INC.


By:____________________________________

Name:__________________________________

Title:_________________________________